As filed with the Securities and Exchange Commission on March 27, 2008
Registration No. 333-127576

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECTEL LTD.
(Exact name of registrant as specified in its charter)

Israel	None
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10 Amal Street
Afek Industrial Park
Rosh Ha'ayin 48092, Israel
(Address, including zip code, of principal executive offices)

ECtel Ltd. 2003 Equity Incentive Plan
(Full title of the plan)

ECtel Inc.
8211 W. Broward Blvd. Suite 460,
Fort Lauderdale, FL 33324
954-465-2400

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Hadar Solomon, Adv.
10 Amal Street
Afek Industrial Park
Rosh Ha'ayin 48092 Israel
972-3-900-2121

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Ordinary Shares, nominal
value NIS 0.04 per share	926,388	(2)	$3.494	(3)	$3,236,800	(3)	$127.21
Ordinary Shares, nominal
value NIS 0.04 per share	1,073,612		$2.13	(4)	$2,286,794	(4)	$89.87
Total	2,000,000				$5,523,594		$217.08

(1)	This registration statement shall also cover any additional ordinary shares that become issuable under the ECtel Ltd. 2003 Equity Incentive Plan, the ECtel Ltd. 2003 Share Option Plan and the ECtel Ltd. 2003 U.S. Employee Stock Option Plan (the “Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the registrant’s outstanding ordinary shares.

(2)	Represents ordinary shares subject to options outstanding under the Plans as of the date of this registration statement.

(3)	Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”). The price of $3.494 per share represents the weighted average exercise price for such outstanding options.

(4)	Calculated pursuant to Rule 457(c) and (h) under the Securities Act based on the last sale of the registrant’s Ordinary Shares on the Nasdaq National Market on March 20, 2008.

EXPLANATORY NOTE

        This Registration Statement on Form S-8 registers an additional 2,000,000 Ordinary Shares of ECtel Ltd. issuable under the Registrant’s 2003 Equity Incentive Plan. In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-127576) filed with the Securities and Exchange Commission on August 16, 2005 (the “2005 Registration Statement”), are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

        The 2005 Registration Statement registered 1,700,000 ECtel Ordinary Shares issuable pursuant to options issued or issuable under the ECtel Ltd. 2003 Share Option Plan and the ECtel Ltd. 2003 U.S. Employee Stock Option Plan. On April 6, 2006, the shareholders of ECtel approved an amendment to the ECtel Ltd. 2003 Share Option Plan (as so amended, the “Amended Plan”), which, among other things, changed the name of the Amended Plan to the ECtel Ltd. 2003 Equity Incentive Plan, increased the number of shares reserved for issuance under the Amended Plan by 2,000,000 shares, from 1,700,000 shares to 3,700,000 shares, added Restricted Stock Units and Stock Appreciation Rights to the types of awards available for issuance under the Amended Plan, terminated the ECtel Ltd. 2003 U.S. Employee Stock Option Plan and consolidated its terms into the Amended Plan so that ECtel has only one equity incentive plan under which it makes awards.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

4.1	ECtel Ltd. 2003 Share Option Plan (previously filed as Exhibit 4.12 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2003, filed June 28, 2004 and incorporated herein by reference).

4.2	ECtel Ltd. 2003 U.S. Employee Stock Option Plan (previously filed as Exhibit 4.13 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2003, filed June 28, 2004 and incorporated herein by reference).

4.3	ECtel Ltd. 2003 Equity Incentive Plan (previously filed as Exhibit 4.19 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2005, filed June 15, 2006, and incorporated herein by reference).

5.1	Opinion of Meitar Liquornik Geva & Leshem Brandwein

23.1	Consent of Somekh Chaikin, member firm of KPMG International, independent registered public accounting firm.

23.6	Consent of Meitar Liquornik Geva & Leshem Brandwein (included in Exhibit 5.1)

24	Power of Attorney (included on signature page)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosh Ha’ayin, State of Israel on the 25 day of March, 2008.

ECTEL LTD. By: /s/ Itzik Weinstein —————————————— Itzik Weinstein President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Itzik Weinstein and Hadar Solomon, and each of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

By: /s/ Itzik Weinstein ——————————	President and Chief Executive Officer
Itzik Weinstein	(Principal Executive Officer)	March 25, 2008

By: /s/ Michael Neumann ——————————	Executive Vice President and Chief Financial
Michael Neumann	Officer (Principal Financial Officer and
	Principal Accounting Officer)	March 25, 2008

By: /s/ Yair Cohen ——————————	Director	March 25, 2008
Yair Cohen

——————————	Director	March 25, 2008
Raanan Cohen

By: /s/ Sami Totah ——————————	Director	March 25, 2008
Sami Totah

By: /s/ Rami Entin ——————————	Director	March 25, 2008
Rami Entin

By: /s/ Mali Baron ——————————	Director	March 25, 2008
Mali Baron

Authorized Representative in the United States

ECTEL INC. By: /s/ Hadar Solomon —————————————— Hadar Solomon Corporate Secretary	March 25, 2008

Exhibit Index

Exhibit Number

4.1	ECtel Ltd. 2003 Share Option Plan (previously filed as Exhibit 4.12 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2003, filed June 28, 2004 and incorporated herein by reference).

4.2	ECtel Ltd. 2003 U.S. Employee Stock Option Plan (previously filed as Exhibit 4.13 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2003, filed June 28, 2004 and incorporated herein by reference).

4.3	ECtel Ltd. 2003 Equity Incentive Plan (previously filed as Exhibit 4.19 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2005, filed June 15, 2006, and incorporated herein by reference).

5.1	Opinion of Meitar Liquornik Geva & Leshem Brandwein

23.1	Consent of Somekh Chaikin, member firm of KPMG International, independent registered public accounting firm.

23.5	Consent of Meitar Liquornik Geva & Leshem Brandwein (included in Exhibit 5.1)

24	Power of Attorney (included on signature page)